Exhibit 99

UNITED TECHNOLOGIES REPORTS THIRD QUARTER 2019 RESULTS;
RAISES 2019 ADJUSTED EPS AND FREE CASH FLOW OUTLOOK

Strong sales and operating profit drive United Technologies’ performance in Q3;
Robust cash generation in the quarter;

•	Sales of $19.5 billion, up 18 percent versus prior year including 5 percent organic growth

•	GAAP EPS of $1.33, down 14 percent or $0.21 versus prior year including $0.73 of charges related to Otis and Carrier portfolio separation activities

•	Adjusted EPS of $2.21, up 15 percent versus prior year

FARMINGTON, Conn., October 22, 2019 - United Technologies Corp. (NYSE:UTX) reported third quarter 2019 results and increased its full year adjusted EPS and free cash flow outlook for 2019.

“United Technologies delivered another strong quarter with 5 percent organic sales growth, as well as margin expansion across all four businesses,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Our strong performance through the first three quarters gives us confidence in the improved adjusted EPS range of $8.05 to $8.15 and free cash flow range of $5.3 to $5.7 billion for the year.* Continued strength at Collins Aerospace, including the integration of Rockwell Collins, and a lower tax rate are expected to more than offset softness we are seeing at Carrier.”

Hayes continued, “Looking ahead, our transformational merger with Raytheon Company, which was overwhelmingly approved by both companies’ shareowners this month, positions Raytheon Technologies as a premier aerospace and defense systems provider and a leader in high technology segments. We also remain on track to establish Otis and Carrier as independent companies in the first half of 2020, with the end of the first quarter as our target.”

Third quarter sales of $19.5 billion were up 18 percent over the prior year, including 5 points of organic sales growth and 14 points of acquisition benefit offset by 1 point of foreign exchange headwind. GAAP EPS of $1.33 was down 14 percent versus the prior year and included 82 cents of net nonrecurring charges and 6 cents of restructuring charges. Adjusted EPS of $2.21 was up 15 percent.

Net income in the quarter was $1.1 billion, down 7 percent versus the prior year and included $760 million of net nonrecurring charges. Cash flow from operations was $2.5 billion and capital expenditures were $529 million, resulting in free cash flow of $2.0 billion.

Collins Aerospace commercial aftermarket sales were up 78 percent and up 20 percent organically. On a pro forma basis, Collins Aerospace commercial aftermarket sales were up 17 percent including Rockwell Collins. Pratt & Whitney commercial aftermarket sales were up 6 percent. Equipment orders at Carrier were down 11 percent organically. Otis new equipment orders were up 6 percent at constant currency in the quarter and down 1 percent on a rolling twelve month basis.

UTC updates its 2019 outlook* and now anticipates:

•	Adjusted EPS of $8.05 to $8.15, up from $7.90 to $8.05;

•	Sales of $76.0 to $76.5 billion versus the prior outlook of $75.5 to $77.0 billion;

•	Free cash flow of $5.3 to $5.7 billion including $1.0 billion of one-time cash payments related to the portfolio separation, up from $4.5 to $5.0 billion;

•	There is no change in the Company’s previously provided 2019 expectations for organic sales growth of 4 to 5 percent.

*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/mmc/p/bkoavkkk, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation (“UTC”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the Rockwell Collins acquisition, the proposed merger with Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis and Carrier into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the proposed merger with

Raytheon, the expected timing of completion of the proposed merger and the separation transactions, estimated costs associated with such transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which UTC and Raytheon operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger with Raytheon and the separation transactions and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger with Raytheon and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the companies of their respective common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of UTC’ and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of UTC or Raytheon or both to terminate the merger agreement; (20) risks relating to the value of the UTC’s shares to be issued in the proposed merger with Raytheon, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger with Raytheon cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of UTC’s and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including UTC’s integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of UTC, Raytheon and the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s shareowners, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger with Raytheon and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed UTC’s estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of UTC and Raytheon and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on UTC’s resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the joint proxy statement/prospectus (defined below) and the reports of UTC and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statement speaks only as of the date on which it is made, and UTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

In connection with the proposed merger, on September 4, 2019, UTC filed with the SEC an amendment to the registration statement on Form S-4 originally filed on July 17, 2019, which includes a joint proxy statement of UTC and Raytheon that also constitutes a prospectus of UTC (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on September 9, 2019, and UTC and Raytheon commenced mailing the joint proxy statement/prospectus to shareowners of UTC and stockholders of Raytheon on or about September 10, 2019. Each party will file other documents regarding the proposed merger with the SEC. In addition, in connection with the separation transactions, subsidiaries of UTC will file registration statements on Form 10 or Form S-1. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain copies of the registration statements and the joint proxy statement/prospectus free of charge from the SEC’s website or from UTC or Raytheon. The documents filed by UTC with the SEC may be obtained free of charge at UTC’s website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from UTC by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Raytheon with the SEC may be obtained free of charge at Raytheon’s website at www.raytheon.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Raytheon by requesting them by mail at Raytheon Company, Investor Relations, 870 Winter Street, Waltham, MA, 02451, by telephone at 1-781-522-5123 or by email at invest@raytheon.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2019	2018	2019	2018
Net Sales	$19,496	$16,510	$57,495	$48,457
Costs and Expenses:
Cost of products and services sold	14,211	12,536	42,331	36,238
Research and development	732	586	2,203	1,729
Selling, general and administrative	2,104	1,681	6,207	5,151
Total Costs and Expenses	17,047	14,803	50,741	43,118
Other income, net	37	131	361	1,303
Operating profit	2,486	1,838	7,115	6,642
Non-service pension (benefit)	(303)	(188)	(727)	(571)
Interest expense, net	401	258	1,192	721
Income from operations before income taxes	2,388	1,768	6,650	6,492
Income tax expense	1,131	419	1,969	1,636
Net income from operations	1,257	1,349	4,681	4,856
Less: Noncontrolling interest in subsidiaries' earnings from operations	109	111	287	273
Net income attributable to common shareowners	$1,148	$1,238	$4,394	$4,583
Earnings Per Share of Common Stock:
Basic	$1.34	$1.56	$5.14	$5.80
Diluted	$1.33	$1.54	$5.09	$5.72
Weighted Average Number of Shares Outstanding:
Basic shares	855	791	854	791
Diluted shares	864	802	863	801

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,				Nine Months Ended September 30,
	(Unaudited)				(Unaudited)
	2019		2018		2019		2018
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Otis	$3,307	$3,307	$3,223	$3,223	$9,751	$9,751	$9,604	$9,604
Carrier	4,822	4,822	4,880	4,880	14,107	14,107	14,291	14,291
Pratt & Whitney	5,283	5,283	4,789	4,789	15,250	15,250	13,854	13,854
Collins Aerospace Systems	6,495	6,495	3,955	3,955	19,584	19,584	11,734	11,734
Segment Sales	19,907	19,907	16,847	16,847	58,692	58,692	49,483	49,483
Eliminations and other	(411)	(411)	(337)	(337)	(1,197)	(1,197)	(1,026)	(1,026)
Consolidated Net Sales	$19,496	$19,496	$16,510	$16,510	$57,495	$57,495	$48,457	$48,457

Operating Profit
Otis	$508	$512	$486	$489	$1,449	$1,493	$1,424	$1,476
Carrier	685	861	844	857	2,050	2,289	3,081	2,334
Pratt & Whitney	471	471	109	409	1,328	1,345	919	1,222
Collins Aerospace Systems	1,167	1,195	610	627	3,195	3,485	1,767	1,892
Segment Operating Profit	2,831	3,039	2,049	2,382	8,022	8,612	7,191	6,924
Eliminations and other	(232)	(64)	(102)	(58)	(572)	(150)	(210)	(116)
General corporate expenses	(113)	(112)	(109)	(109)	(335)	(332)	(339)	(335)
Consolidated Operating Profit	$2,486	$2,863	$1,838	$2,215	$7,115	$8,130	$6,642	$6,473

Segment Operating Profit Margin
Otis	15.4%	15.5%	15.1%	15.2%	14.9%	15.3%	14.8%	15.4%
Carrier	14.2%	17.9%	17.3%	17.6%	14.5%	16.2%	21.6%	16.3%
Pratt & Whitney	8.9%	8.9%	2.3%	8.5%	8.7%	8.8%	6.6%	8.8%
Collins Aerospace Systems	18.0%	18.4%	15.4%	15.9%	16.3%	17.8%	15.1%	16.1%
Segment Operating Profit Margin	14.2%	15.3%	12.2%	14.1%	13.7%	14.7%	14.5%	14.0%

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2019	2018	2019	2018
Otis
Net sales	$3,307	$3,223	$9,751	$9,604

Operating profit	$508	$486	$1,449	$1,424
Restructuring	(4)	(3)	(44)	(52)
Adjusted operating profit	$512	$489	$1,493	$1,476
Adjusted operating profit margin	15.5%	15.2%	15.3%	15.4%
Carrier
Net sales	$4,822	$4,880	$14,107	$14,291

Operating profit	$685	$844	$2,050	$3,081
Restructuring	(34)	(17)	(97)	(52)
Gain on sale of Taylor Company	—	4	—	799
Investment impairment	(108)	—	(108)	—
Consultant contract termination	(34)	—	(34)	—
Adjusted operating profit	$861	$857	$2,289	$2,334
Adjusted operating profit margin	17.9%	17.6%	16.2%	16.3%
Pratt & Whitney
Net sales	$5,283	$4,789	$15,250	$13,854

Operating profit	$471	$109	$1,328	$919
Restructuring	—	—	(17)	(3)
Charge resulting from customer contract matters	—	(300)	—	(300)
Adjusted operating profit	$471	$409	$1,345	$1,222
Adjusted operating profit margin	8.9%	8.5%	8.8%	8.8%
Collins Aerospace Systems
Net sales	$6,495	$3,955	$19,584	$11,734

Operating profit	$1,167	$610	$3,195	$1,767
Restructuring	(27)	(17)	(83)	(77)
Loss on sale of business	—	—	(25)	—
Amortization of Rockwell Collins inventory fair value adjustment	—	—	(181)	—
Asset impairment	—	—	—	(48)
Costs associated with the Company's intention to separate its commercial businesses	(1)	—	(1)	—
Adjusted operating profit	$1,195	$627	$3,485	$1,892
Adjusted operating profit margin	18.4%	15.9%	17.8%	16.1%
Eliminations and other general corporate expenses
Operating profit	$(345)	$(211)	$(907)	$(549)
Restructuring	(1)	—	(3)	(4)
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(11)	(21)	(30)	(71)
Costs associated with the Company's intention to separate its commercial businesses	(132)	(23)	(341)	(23)
Transaction expenses associated with the Raytheon Merger	(25)	—	(51)	—
Adjusted operating profit	$(176)	$(167)	$(482)	$(451)

UTC Consolidated
Operating profit	$2,486	$1,838	$7,115	$6,642
Restructuring	(66)	(37)	(244)	(188)
Total significant non-recurring and non-operational items included in Operating Profit above	(311)	(340)	(771)	357
Consolidated Adjusted operating profit	$2,863	$2,215	$8,130	$6,473

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2019	2018	2019	2018
Income from operations attributable to common shareowners	$1,148	$1,238	$4,394	$4,583

Restructuring Costs	(66)	(37)	(244)	(188)

Total significant non-recurring and non-operational items included in Operating Profit	(311)	(340)	(771)	357

Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	98	—	98	—
Non-service pension cost restructuring	—	—	—	2
	98	—	98	2
Significant non-recurring and non-operational items included in Interest Expense, Net
Rockwell Collins pre-acquisition interest	—	(22)	—	(22)
Interest on tax settlements	5	—	63	—
	5	(22)	63	(22)

Tax effect of restructuring and significant non-recurring and non-operational items above	24	96	141	(58)

Significant non-recurring and non-operational items included in Income Tax Expense
Tax settlements	8	—	272	—
Tax expenses related to separation of commercial businesses	(518)	—	(618)	—
Income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	—	(6)	—	(52)
	(510)	(6)	(346)	(52)
Less: Impact on Net Income Attributable to Common Shareowners	(760)	(309)	(1,059)	39
Adjusted net income attributable to common shareowners	$1,908	$1,547	$5,453	$4,544

Diluted Earnings Per Share	$1.33	$1.54	$5.09	$5.72
Impact on Diluted Earnings Per Share	(0.88)	(0.39)	(1.23)	0.05
Adjusted Diluted Earnings Per Share	$2.21	$1.93	$6.32	$5.67

Effective Tax Rate	47.3%	23.7%	29.6%	25.2%
Impact on Effective Tax Rate	(23.1)%	(0.2)%	(6.1)%	(1.1)%
Adjusted Effective Tax Rate	24.2%	23.5%	23.5%	24.1%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2019 Compared with Quarter Ended September 30, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	4%	(2)%	—%	1%	3%
Carrier	—%	(2)%	1%	—%	(1)%
Pratt & Whitney	11%	(1)%	—%	—%	10%
Collins Aerospace Systems	7%	(1)%	58%	—%	64%
Consolidated	5%	(1)%	14%	—%	18%

Collins Aerospace Systems
Commercial aftermarket sales*	20%	—%	58%	—%	78%

*On a pro forma basis, Collins Aerospace Systems commercial aftermarket sales increased 17% calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

Nine Months Ended September 30, 2019 Compared with Nine Months Ended September 30, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	5%	(3)%	—%	—%	2%
Carrier	2%	(2)%	(1)%	—%	(1)%
Pratt & Whitney	11%	(1)%	—%	—%	10%
Collins Aerospace Systems	9%	(1)%	59%	—%	67%

Consolidated	6%	(1)%	14%	—%	19%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2019	2018
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,341	$6,152
Accounts receivable, net	13,607	14,271
Contract assets, current	4,316	3,486
Inventory, net	11,242	10,083
Other assets, current	1,310	1,511
Total Current Assets	37,816	35,503
Fixed assets, net	12,200	12,297
Operating lease right-of-use assets	2,556	—
Goodwill	48,041	48,112
Intangible assets, net	25,686	26,424
Other assets	12,710	11,875
Total Assets	$139,009	$134,211

Liabilities and Equity
Short-term debt	$6,822	$4,345
Accounts payable	10,840	11,080
Accrued liabilities	11,672	10,223
Contract liabilities, current	6,233	5,720
Total Current Liabilities	35,567	31,368
Long-term debt	37,782	41,192
Operating lease liabilities	2,105	—
Other long-term liabilities	20,629	20,932
Total Liabilities	96,083	93,492
Redeemable noncontrolling interest	107	109
Shareowners' Equity:
Common Stock	22,806	22,438
Treasury Stock	(32,588)	(32,482)
Retained earnings	61,069	57,823
Accumulated other comprehensive loss	(10,819)	(9,333)
Total Shareowners' Equity	40,468	38,446
Noncontrolling interest	2,351	2,164
Total Equity	42,819	40,610
Total Liabilities and Equity	$139,009	$134,211

Debt Ratios:
Debt to total capitalization	51%	53%
Net debt to net capitalization	47%	49%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2019	2018	2019	2018
Operating Activities:
Net income from operations	$1,257	$1,349	$4,681	$4,856
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	967	593	2,831	1,766
Deferred income tax provision	(25)	25	(19)	70
Stock compensation cost	105	64	261	181
Portfolio separation tax cost	518	—	618	—
Gain on sale of Taylor Company	—	(4)	—	(799)
Change in working capital	(15)	(154)	(571)	(643)
Global pension contributions	(10)	(13)	(89)	(72)
Canadian government settlement	—	—	(38)	(221)
Other operating activities, net	(307)	(98)	(1,573)	(821)
Net cash flows provided by operating activities	2,490	1,762	6,101	4,317
Investing Activities:
Capital expenditures	(529)	(413)	(1,359)	(1,122)
Acquisitions and dispositions of businesses, net	(6)	(38)	95	922
Customer financing assets, net	(113)	(109)	(444)	(453)
Increase in collaboration intangible assets	(90)	(121)	(259)	(302)
Receipts (payments) from settlements of derivative contracts	97	(11)	158	71
Other investing activities, net	(115)	(89)	(164)	(135)
Net cash flows used in investing activities	(756)	(781)	(1,973)	(1,019)
Financing Activities:
(Repayment) issuance of long-term debt, net	(629)	10,979	(638)	11,316
Increase (decrease) in short-term borrowings, net	223	586	(104)	1,228
Dividends paid on Common Stock	(611)	(536)	(1,830)	(1,606)
Repurchase of Common Stock	(42)	(20)	(111)	(72)
Other financing activities, net	(69)	41	(211)	(27)
Net cash flows (used in) provided by financing activities	(1,128)	11,050	(2,894)	10,839
Effect of foreign exchange rate changes on cash and cash equivalents	(81)	(93)	(65)	(111)
Net increase in cash, cash equivalents and restricted cash	525	11,938	1,169	14,026
Cash, cash equivalents and restricted cash, beginning of period	6,856	11,106	6,212	9,018
Cash, cash equivalents and restricted cash, end of period	7,381	23,044	7,381	23,044
Less: Restricted cash	40	9,245	40	9,245
Cash and cash equivalents, end of period	$7,341	$13,799	$7,341	$13,799
Certain reclassifications have been made to conform to current presentation.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$1,148		$1,238
Net cash flows provided by operating activities	$2,490		$1,762
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		217%		142%
Capital expenditures	(529)		(413)
Capital expenditures as a percentage of net income attributable to common shareowners		(46)%		(33)%
Free cash flow	$1,961		$1,349
Free cash flow as a percentage of net income attributable to common shareowners		171%		109%

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$4,394		$4,583
Net cash flows provided by operating activities	$6,101		$4,317
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		139%		94%
Capital expenditures	(1,359)		(1,122)
Capital expenditures as a percentage of net income attributable to common shareowners		(31)%		(24)%
Free cash flow	$4,742		$3,195
Free cash flow as a percentage of net income attributable to common shareowners		108%		70%